Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS

FOR FISCAL 2015 AND ITS QUARTERLY DIVIDEND RAISED TO $0.18 PER SHARE

Fourth Quarter Net Income Increased 9.4%

Fourth Quarter Sales Increased 2.8%

Quarterly Dividend Increased 5.9%

Pompano Beach, Florida, May 4, 2015 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2015.  Net income for the quarter ended March 31, 2015 was $5.0 million, or $0.25 diluted per share, compared to net income of $4.5 million, or $0.23 diluted per share, for the same quarter the prior year, an increase to net income of 9.4%.  Excluding a one-time charge for an IT-related discontinued project in the quarter ended September 30, 2014, net income for the fiscal year ended March 31, 2015 was $18.5 million, or $0.92 diluted per share, compared to net income of $18.0 million, or $0.90 diluted per share, for the fiscal year ended March 31, 2014, an increase to net income of 3.1%.  The one-time IT-related discontinued project cost of $1.7 million was expensed in the September quarter.  The after tax net impact of this charge was $1.1 million, or $0.05 diluted per share.  There are no further charges expected in the future related to this discontinued project.  Net sales for the quarter ended March 31, 2015 were $50.0 million, compared to $48.6 million for the quarter ended March 31, 2014, an increase of 2.8%.  For the fiscal year ended March 31, 2015 net sales were $229.4 million, compared to $233.4 million for the fiscal year ended March 31, 2014, a decrease of 1.7%.  Online sales for the fiscal year ended March 31, 2015 were approximately 80% of all sales, compared to 79% for the prior fiscal year.

Menderes Akdag, President and CEO, commented: “We were able to increase sales for the quarter due to increased reorder sales, and decrease our operational expenses to improve our bottom line results.   For the quarter ended March 31, 2015 our operating expenses decreased by about 300 basis points, which can be attributed to a reduction in advertising spending and the leveraging of our general and administrative expenses.  Average order value was $81 for the quarter compared to $77 for the prior year’s same quarter, which was due mainly to a change in product mix to higher priced items and increased doses. Cash flow from operations was $32.0 million for the fiscal year ended March 31, 2015, compared to $13.5 million for the year ended March 31, 2014, with a majority of the increase due to a reduction in inventory.  For fiscal 2016 we are focusing on improving our marketing efforts to grow sales and profitability.”

The Board of Directors declared an increased quarterly dividend of $0.18 per share on its common stock.  The dividend will be payable on May 22, 2015, to shareholders of record at the close of business on May 15, 2015.  The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results.  To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on May 4, 2015 until May 18, 2015 at 11:59 P.M.  To access the replay, call (800) 664-4216 (toll free) or (402) 220-0259 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2014.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2015	2014

ASSETS

Current assets:
Cash and cash equivalents	$35,613	$18,305
Short term investments - available for sale	15,591	15,539
Accounts receivable, less allowance for doubtful accounts of $8 and $7, respectively	1,931	1,761
Inventories - finished goods	25,068	35,727
Prepaid expenses and other current assets	1,380	1,761
Deferred tax assets	817	1,062
Prepaid income taxes	—	54
Total current assets	80,400	74,209

Noncurrent assets:
Prepaid expenses	—	1,996
Property and equipment, net	1,569	1,310
Intangible asset	860	860
Deferred tax assets	23	—
Total noncurrent assets	2,452	4,166

Total assets	$82,852	$78,375

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,153	$5,768
Accrued expenses and other current liabilities	2,214	2,325
Income taxes payable	50	—
Total current liabilities	7,417	8,093

Deferred tax liabilities	—	65

Total liabilities	7,417	8,158

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,262 and 20,190 shares issued and outstanding, respectively	20	20
Additional paid-in capital	3,117	1,578
Retained earnings	72,343	68,647
Accumulated other comprehensive loss	(54)	(37)

Total shareholders' equity	75,435	70,217

Total liabilities and shareholders' equity	$82,852	$78,375

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(UNAUDITED)
Sales	$49,994	$48,632	$229,395	$233,391
Cost of sales	33,055	31,169	153,125	155,774

Gross profit	16,939	17,463	76,270	77,617

Operating expenses:
General and administrative	4,899	4,868	21,101	21,352
Advertising	4,048	5,283	25,182	27,180
Discontinued project costs	—	—	1,714	—
Depreciation	173	170	660	867
Total operating expenses	9,120	10,321	48,657	49,399

Income from operations	7,819	7,142	27,613	28,218

Other income (expense):
Interest income, net	46	44	184	185
Other, net	(2)	—	1	(4)
Total other income	44	44	185	181

Income before provision for income taxes	7,863	7,186	27,798	28,399

Provision for income taxes	2,912	2,660	10,345	10,427

Net income	$4,951	$4,526	17,453	$17,972

Net change in unrealized gain (loss) on short and long term investments	(4)	1	(17)	(35)

Comprehensive income	$4,947	$4,527	$17,436	$17,937

Net income per common share:
Basic	$0.25	$0.23	$0.87	$0.90
Diluted	$0.25	$0.23	$0.87	$0.90

Weighted average number of common shares outstanding:
Basic	20,044	19,931	20,015	19,901
Diluted	20,146	20,046	20,136	20,043

Cash dividends declared per common share	$0.17	$0.17	$0.68	$0.66

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$17,453	$17,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	660	867
Share based compensation	1,481	1,479
Discontinued project costs	1,714	—
Deferred income taxes	157	(183)
Bad debt expense	94	95
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(264)	(417)
Inventories - finished goods	10,659	(4,126)
Prepaid income taxes	54	(54)
Prepaid expenses and other current assets	662	(1,237)
Accounts payable	(616)	(686)
Accrued expenses and other current liabilities	(61)	(42)
Income taxes payable	50	(162)
Net cash provided by operating activities	32,043	13,506

Cash flows from investing activities:
Net change in investments	(68)	(84)
Purchases of property and equipment	(918)	(45)
Net cash used in investing activities	(986)	(129)

Cash flows from financing activities:
Dividends paid	(13,807)	(13,326)
Tax adjustment related to stock compensation	58	99
Net cash used in financing activities	(13,749)	(13,227)

Net increase in cash and cash equivalents	17,308	150
Cash and cash equivalents, at beginning of year	18,305	18,155

Cash and cash equivalents, at end of year	$35,613	$18,305

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,026	$10,727

Dividends payable in accrued expenses	$212	$262

Exhibit 99.1 Page 4 of 4